Exhibit 99.1

Michael Narikawa

EACO Corporation

(714) 876-2490	October 26, 2022

EACO CORPORATION REPORTS RECORD ANNUAL NET SALES & NET INCOME AND RECORD QUARTER NET SALES & NET INCOME

ANAHEIM, CALIFORNIA – EACO Corporation (OTC Pink:EACO) today reported the results for its year ended August 31, 2022.

Net sales, net income and earnings per share were as follows for the year ended August 31, 2022 (dollars in thousands, except per share information):

	Three Months Ended August 31,		%
	2022	2021	Change
	(unaudited)	(unaudited)
Net sales	$84,356	$66,132	27.6%

Net income	$5,785	$3,062	88.9%

Basic and diluted earnings per common share	$1.19	$0.63	88.9%

	Year Ended August 31,		%
	2022	2021*	Change
	(unaudited)
Net sales	$292,562	$237,962	22.9%

Net income	$21,308	$8,387	154.1%

Basic and diluted earnings per common share	$4.37	$1.71	155.6%

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2021 filed with the U.S. Securities and Exchange Commission on July 6, 2022.

The Company had 345 sales employees at August 31, 2022, an increase of 5 or 1% from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 101 SFT’s as of August 31, 2022, an increase of 1 from the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2023. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our headcount expansion and future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, and the impact of products offered by our competitors from time to time. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	August 31,	August 31,
	2022	2021*
ASSETS
Current Assets:
Cash and cash equivalents	$17,386	$4,455
Restricted cash	10	10
Trade accounts receivable, net	44,637	33,929
Inventory, net	48,808	40,448
Marketable securities, trading	3,925	3,741
Prepaid expenses and other current assets	5,008	6,780
Total current assets	119,774	89,363
Non-current Assets:
Property, equipment and leasehold improvements, net	8,479	8,269
Operating lease right-of-use assets	10,389	11,084
Other assets, net	1,039	1,669
Total assets	$139,681	$110,385
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$21,762	$16,413
Accrued expenses and other current liabilities	15,020	10,964
Current portion of operating lease liabilities	3,375	3,096
Current portion of long-term debt	119	113
Total current liabilities	40,276	30,586
Non-current Liabilities:
Long-term debt	4,465	4,585
Operating lease liabilities	7,192	8,092
Total liabilities	51,933	43,263
Commitments and Contingencies
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	174	780
Retained earnings	75,146	53,914
Total shareholders’ equity	87,748	67,122
Total liabilities and shareholders’ equity	$139,681	$110,385

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2021 filed with the U.S. Securities and Exchange Commission on July 6, 2022.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended August 31,		Year Ended August 31,
	2022	2021	2022	2021*
Revenues	$84,356	$66,132	$292,562	$237,962
Cost of revenues	58,747	51,673	209,060	177,177
Gross margin	25,609	14,459	83,502	60,785
Operating expenses:
Selling, general and administrative expenses	17,089	10,051	53,970	48,072
Income from operations	8,520	4,408	29,532	12,713
Other (expense) income:
Net (loss) gain on trading securities	(348)	56	(213)	(807)
Interest and other expense	(48)	(52)	(201)	(226)
Other income (expense), net	(396)	4	(414)	(1,033)
Income before income taxes	8,124	4,412	29,118	11,680
Provision for income taxes	2,339	1,350	7,810	3,293
Net income	5,785	3,062	21,308	8,387
Cumulative preferred stock dividend	(19)	(19)	(76)	(76)
Net income attributable to common shareholders	$5,766	$3,043	$21,232	$8,311

Basic and diluted earnings per common share:	$1.19	$0.63	$4.37	$1.71
Basic and diluted weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2021 filed with the U.S. Securities and Exchange Commission on July 6, 2022.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended August 31,
	2022	2021*
Operating activities:
Net income	$21,308	$8,387
Adjustments to reconcile net income to net cash provided byoperating activities:
Depreciation and amortization	1,491	1,525
Bad debt expense	38	89
Loss on sale of property	–	–
Net loss on trading securities	213	807
(Increase) decrease in:
Trade accounts receivable	(10,746)	(4,351)
Inventory	(8,360)	(903)
Prepaid expenses and other assets	2,402	(1,950)
Operating lease right-of-use assets	695	1,735
Trade accounts payable	6,390	901
Accrued expenses and other current liabilities	4,056	4,332
Operating lease liabilities	(621)	(1,754)
Net cash provided by operating activities	16,866	8,818
Investing activities:
Additions to property, equipment, and leasehold improvements	(1,701)	(946)
Sale of marketable securities, trading	(397)	(3,180)
Net change in liabilities for short sales of trading securities	–	(2,916)
Net cash (used in) investing activities	(2,098)	(7,042)
Financing activities:
Payments on revolving credit facility, net	–	(5,100)
Repayments on long-term debt	(114)	(109)
Preferred stock dividend	(76)	(76)
Bank overdraft	(1,041)	(1,023)
Net cash (used in) financing activities	(1,231)	(6,308)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(606)	(8)
Net increase (decrease) in cash, cash equivalents, and restricted cash	12,931	(4,540)
Cash, cash equivalents, and restricted cash - beginning of period	4,465	8,995
Cash, cash equivalents, and restricted cash - end of period	$17,396	$4,455
Supplemental disclosures of cash flow information:
Cash paid for interest	$205	$227
Cash paid for income taxes	$3,222	$2,780

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2021 filed with the U.S. Securities and Exchange Commission on July 6, 2022.